EXHIBIT 99.1

HomeTrust Bancshares, Inc. Expanding into Charlotte, NC

Bank of Commerce to Merge into HomeTrust Bank

ASHEVILLE, NC and CHARLOTTE, NC – March 4, 2014– HomeTrust Bancshares, Inc. (“HomeTrust”) (NASDAQ: HTBI), the parent company of HomeTrust Bank, and Bank of Commerce (BONC.OB) jointly announced today the signing of a definitive agreement under which HomeTrust Bank will acquire and combine with Bank of Commerce. Upon the completion of the transaction, the combined company will have approximately $2.2 billion in assets, including approximately $498 million in assets to be acquired upon the closing of HomeTrust’s pending acquisition of Jefferson Bancshares, Inc., announced on January 23, 2014.

“We are excited to further expand our franchise by entering into the high growth Charlotte market through this strategic partnership with Bank of Commerce,” said Dana Stonestreet, Chairman, President and Chief Executive Officer of HomeTrust. “Wes Sturges and his team have built a strong foundation that we can expand on together in the years ahead.  This combination is consistent with our stated business strategy to appropriately utilize capital and increase operating efficiency to create a ‘win-win’ opportunity for both our shareholders and the communities we serve.  Expansion into the Charlotte market complements our footprint and better positions our current locations in Cleveland and Davidson Counties for additional growth.  We are well-positioned to forge additional community bank strategic partnerships both across the Carolinas and Tennessee.”

Wesley Sturges, President and Chief Executive Officer of Bank of Commerce, commented, “This will be a combination of two institutions with very similar philosophies, cultures and core values.  Our current customer service and lending staff will remain in place, and we expect to add new people as we join the HomeTrust team and increase our market presence. With strong capital support, we are excited to have the resources to grow and expand with the ability to make larger loans and be the bank of choice in the Charlotte market.”

Established in 2006, Bank of Commerce has over $129 million in assets and operates a full service banking facility in Charlotte, focusing on independently owned businesses, their owners and employees.  The Bank’s midtown Charlotte location at 100 Queens Road is strategically located between uptown Charlotte and Myers Park.

The definitive agreement has been unanimously approved by the boards of directors of both companies. The transaction is anticipated to close in the third quarter of 2014, subject to customary closing conditions, including regulatory approvals and Bank of Commerce shareholder approval.

Under the terms of the definitive agreement, Bank of Commerce shareholders will receive $6.25 per share in cash consideration, representing approximately $10.1 million of aggregate deal consideration. In addition, all $3.2 million of Bank of Commerce’s preferred stock will be redeemed.

HomeTrust anticipates this transaction will be accretive to earnings (before merger costs) in the first year of combined operations and accretive to tangible book value in approximately 3.5 years.

HomeTrust Bank was advised in the transaction by Sandler O’Neill Partners, L.P. as financial advisor and Silver, Freedman, Taff & Tiernan LLP as legal counsel. Bank of Commerce was advised by Raymond James Financial, Inc. as financial advisor and Brooks, Pierce, McLendon, Humphrey & Leonard, LLP as legal counsel.

About HomeTrust

HomeTrust is the holding company for HomeTrust Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank. With $1.6 billion in assets as of December 31, 2013, the community-oriented financial institution offers traditional financial services within its local communities through its 21 full service offices in Western North Carolina, including the Asheville metropolitan area, the “Piedmont” region of North Carolina, and Greenville, South Carolina.

On January 23, 2014, HomeTrust announced it entered into a merger agreement to acquire Jefferson Bancshares, Inc., (Jefferson) headquartered in Morristown, Tennessee.  The transaction is anticipated to close in the second calendar quarter of 2014.  Jefferson has 12 offices in East Tennessee in Hamblen, Knox, Washington, and Sullivan Counties.  As of December 31, 2013, Jefferson had total assets of $497.8 million.

About Bank of Commerce

Bank of Commerce is a North Carolina state chartered banking institution headquartered in Charlotte, NC. Since inception in 2006, Bank of Commerce has served the needs of independently owned businesses in the Charlotte, N.C. area from its midtown Charlotte office located at 100 Queens Road. At December 31, 2013, Bank of Commerce had assets of $129.3 million, deposits of $93.8 million and common shareholder equity of $8.4 million.

Cautionary Statement Regarding Forward Looking Statements

This press release may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results for the businesses of HomeTrust and HomeTrust Bank include: expected cost savings, synergies and other financial benefits from the acquisitions of Bank of Commerce and Jefferson Bancshares, Inc. (“acquisitions”) might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected;  the requisite shareholder and regulatory approvals for the acquisitions might not be obtained; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in the allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; decreases in the secondary market for the sale of loans originated; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require an increase in the reserve for loan losses, write-down of assets, change in regulatory capital position or affect the ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; legislative or regulatory changes that adversely affect our business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; increases in premiums for deposit insurance; management’s assumptions in determining the adequacy of the allowance for loan losses; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; HomeTrust’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and HomeTrust’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations; statements with respect to the intentions of HomeTrust regarding disclosure and other changes resulting from the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting HomeTrust’s operations, pricing, products and services; and the other risks described in HomeTrust’s reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended June 30, 2013.

Any of the forward-looking statements that we make in this release are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause HomeTrust’s actual results for fiscal 2014 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect HomeTrust’s operating and stock price performance.

Additional Information

HomeTrust will file a registration statement on Form S-4 with the SEC in connection with its proposed acquisition of Jefferson.  The registration statement will include a proxy statement of Jefferson that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of Jefferson.  Jefferson shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, Jefferson and the proposed HomeTrust-Jefferson transaction.  When filed, this document and other documents relating to the HomeTrust-Jefferson transaction filed by HomeTrust and Jefferson can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing HomeTrust’s website at www.hometrustbanking.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Jefferson’s website at www.jeffersonfederal.com under the tab “SEC Filings” and then under “SEC Filings.”  Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049, or from Jefferson, upon written request to Jefferson Bancshares, Inc., Attn: Investor Relations, 120 Evans Avenue, Morristown, Tennessee 37814 or by calling (423) 586-8421.

Participants in the Jefferson Transaction

HomeTrust, Jefferson and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Jefferson shareholders in connection with the proposed HomeTrust-Jefferson transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 11, 2013 and the definitive proxy statement of Jefferson filed with the SEC on October 4, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed HomeTrust-Jefferson transaction when it becomes available.

WEBSITES:	WWW.HOMETRUSTBANCSHARES.COM
WWW.BANKOFCOMMERCENC.COM

Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President, and Chief Executive Officer
Tony J. VunCannon - Senior Vice President, Chief Financial Officer, and Treasurer
828-259-3939

Bank of Commerce
Wesley W. Sturges – President and Chief Executive Officer
David Keul – Executive Vice President, Chief Operating Officer and Chief Financial Officer
704-971-7000